Exhibit 5(d)

                      SCUDDER VARIABLE LIFE INVESTMENT FUND
                             Two International Place
                           Boston, Massachusetts 02110


                                          May 1, 1996



Scudder, Stevens & Clark, Inc.
Two International Place
Boston, MA  02110

                          INVESTMENT ADVISORY AGREEMENT
                         Global Small Company Portfolio

Ladies and Gentlemen:

         Scudder Variable Life Investment Fund (the "Fund") has been established as a Massachusetts business trust to engage in the business of an investment company. The shares of beneficial interest of the Fund, without par value ("Shares"), are divided into multiple series including the Global Small Company Portfolio (the "Portfolio"), as established pursuant to a written instrument executed by the Trustees of the Fund. Portfolios may be terminated, and additional Portfolios established, from time to time by action of the Trustees. The Fund on behalf of the Portfolio has selected you to act as the sole investment adviser for the Portfolio and to provide certain other services, as more fully set forth below, and you are willing to act as such investment adviser and to perform such services under the terms and conditions hereinafter set forth. Accordingly, the Fund agrees with you as follows:

  1. Delivery of Fund Documents. The Fund has furnished you with copies properly certified or authenticated of each of the following:

     (a) Declaration of Trust of the Fund, dated March 15, 1985, as amended from time to time.

     (b)  By-Laws of the Fund as in effect on the date hereof.

     (c) Resolutions of the Trustees of the Fund selecting you as investment adviser and approving the form of this Agreement.

     (d)  Written Instruments to Establish and Designate Separate Series of
          Shares.

The Fund will furnish you from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

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         2. Sublicense to Use the Scudder Trademarks. As exclusive licensee of the rights to use and sublicense the use of the "Scudder" and "Scudder, Stevens & Clark," trademarks (together, the "Scudder Marks"), you hereby grant the Fund a nonexclusive right and sublicense to use (1) the "Scudder" name and mark as part of the Fund's name (the "Fund Name"), and (2) the Scudder Marks in connection with the Fund's investment products and services, in each case only for so long as this Agreement, any other investment management agreement between you and the Fund, or any extension, renewal or amendment hereof or thereof remains in effect, and only for so long as you are a licensee of the Scudder Marks, provided, however, that you agree to use your best efforts to maintain your license to use and sublicense the Scudder Marks. The Fund agrees that it shall have no right to subscribe or assign rights to use the Scudder Marks, shall acquire no interest in the Scudder Marks other than the rights granted herein, that all of the Fund's uses of the Scudder Marks shall inure to the benefit of Scudder Trust Company as owner and licensor of the Scudder Marks (the "Trademark Owner"), and that the Fund shall not challenge the validity of the Scudder Marks or the Trademark Owner's ownership thereof. The Fund further agrees that all services and products it offers in connection with the Scudder Marks shall meet commercially reasonable standards of quality, as may be determined by you or the Trademark Owner from time to time, provided that you acknowledge that the services and products the Fund rendered during the one-year period preceding the date of this Agreement are acceptable. At your reasonable request, the Fund shall cooperate with you and the Trademark Owner and shall execute and deliver any and all documents necessary to maintain and protect (including but not limited to in connection with any trademark infringement action) the Scudder Marks and/or enter the Fund as a registered user thereof At such time as this Agreement or any other investment management agreement shall no longer be in effect between you (or your successor) and the Fund, or you no longer are a licensee of the Scudder Marks, the Fund shall (to the extent that, and as soon as, it lawfully can) cease to use the Fund Name or any other name indicating that it is advised by, managed by or otherwise connected with you (or any organization which shall have succeeded to your business as investment manager) or the Trademark Owner. In no event shall the Fund use the Scudder Marks or any other name or mark confusingly similar thereto (including, but not limited to, any name or mark that includes the name "Scudder") if this Agreement or any other investment advisory agreement between you (or your successor) and the Fund is terminated.

         3. Advisory Services. You will regularly provide the Portfolio with investment research, advice and supervision and will furnish continuously an investment program consistent with the investment objectives and policies of the Portfolio and of the Fund. You will determine what securities shall be purchased for the Portfolio, what securities shall be held or sold, and what portion of the Portfolio's assets shall be held uninvested, subject always to the provisions of the Fund's Declaration of Trust and By-Laws and of the Investment Company Act of 1940, as amended (the "1940 Act"), and to the investment objectives, policies and restrictions of the Portfolio and of the Fund, as each of the same shall be from time to time in effect, and subject, further, to such policies and instructions as the Trustees may from time to time establish. You shall advise and assist the officers of the Fund in taking such steps as are necessary or appropriate to carry out the decisions of the Trustees and the appropriate committees of the Trustees regarding the conduct of the business of the Fund.

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         4. Administrative Services. In addition to the advisory services specified above in section 3, you shall furnish at your expense for the use of the Portfolio such office space and facilities as the Portfolio may require for its reasonable needs, and you (or one or more of your affiliates designated by you) shall render to the Fund administrative services on behalf of the Portfolio necessary for operating as an investment company and not provided by persons not parties to this Agreement including, but not limited to, preparing reports to and meeting materials for the Fund's Board of Trustees and reports and notices to Portfolio shareholders; supervising, negotiating contractual arrangements with, to the extent appropriate, and monitoring the performance of, custodians, depositories, transfer and pricing agents, accountants, attorneys, printers, underwriters, brokers and dealers, insurers and other persons in any capacity deemed to be necessary or desirable to Portfolio operations; preparing and making filings with the Securities and Exchange Commission (the "SEC") and other regulatory and self-regulatory organizations, including, but not limited to, preliminary and definitive proxy materials, post-effective amendments to the Registration Statement, semi-annual reports on Form N-SAR and notices pursuant to Rule 24f-2 under the 1940 Act; overseeing the tabulation of proxies by the Portfolio's transfer agent; assisting in the preparation and filing of the Portfolio's federal, state and local tax returns; preparing and filing the Portfolio's federal excise tax return pursuant to Section 4982 of the Code; providing assistance with investor and public relations matters; monitoring the valuation of portfolio securities, the calculation of net asset value and the calculation and payment of distributions to Portfolio shareholders; monitoring the registration of share of the Portfolio under applicable federal and state securities laws; maintaining or causing to be maintained for the Portfolio all books, records and reports and any other information required under the 1940 Act, to the extent that such books, records and reports and other information are not maintained by the Portfolio's custodian or other agents of the Portfolio; assisting in establishing the accounting policies of the Portfolio; assisting in the resolution of accounting issues that may arise with respect to the Portfolio's operations and consulting with the Portfolio's independent accounts, legal counsel and the Portfolio's other agents as necessary in connection therewith; establishing and monitoring the Portfolio's operating expense budgets; reviewing the Portfolio's bills; processing the payment of bills that have been approved by an authorized person; assisting the Portfolio in determining the amount of dividends and distribution available to be paid by the Portfolio to its shareholders, preparing and arranging for the printing of dividend notices to shareholders, and providing the transfer and dividend paying agent and the custodian with such information as is required for such parties to effect the payment of dividends and distributions; and otherwise assisting the Fund as it may reasonably request in the conduct of the Portfolio's business, subject to the direction and control of the Fund's Board of Trustees. Nothing in the Agreement shall be deemed to shift to you or to diminish the obligations of any agent of the Portfolio or any other person not a party to this Agreement which is obligated to provide services to the Portfolio.

         5. Allocation of Charges and Expenses. You will pay the compensation and expenses of all officers and executive employees of the Fund and will make available, without expense to the Fund, the services of such of your managing directors, principals, officers and employees as may duly be elected officers or Trustees of the Fund, subject to their individual consent to serve and to any limitations imposed by law. You will pay the Portfolio's office rent and will provide investment advisory research and statistical facilities and all clerical services relating to research, statistical and investment work. You will not be


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required to pay any expenses of the Fund other than those specifically allocated to you in this paragraph 5. In particular, but without limiting the generality of the foregoing, you will not be required to pay: organization expenses of the Fund; clerical salaries; fees and expenses incurred by the Fund in connection with membership in investment company organizations; brokers' commissions; payment for portfolio pricing services to a pricing agent, if any; legal, auditing or accounting expenses; taxes or governmental fees; the fees and expenses of the transfer agent of the Fund; the cost of preparing share certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of shares of the Fund; the expenses of and fees for registering or qualifying securities for sale; the fees and expenses of Trustees of the Fund who are not affiliated with you; the cost of preparing and distributing reports and notices to shareholders; public and investor relations expenses; or the fees or disbursements of custodians of the Fund's assets, including expenses incurred in the performance of any obligations enumerated by the Declaration of Trust or By-Laws of the Fund insofar as they govern agreements with any such custodian. You shall not be required to pay expenses of any activity which is primarily intended to result in the sale of shares, including clerical expenses, of offer, sale, underwriting and distribution of the Fund's shares if and to the extent that such expenses (i) are required to be borne by a principal underwriter which acts as the distributor of the Fund's shares pursuant to an underwriting agreement which provides that the underwriter shall assume some or all of such expenses, or (ii) the Fund on behalf of the Portfolio shall have adopted a plan in conformity with Rule 12b-1 under the 1940 Act providing that the Fund shall assume some or all of such expenses. You shall be required to pay such of the foregoing expenses as are not required to be paid by the principal underwriter pursuant to the underwriting agreement or are not permitted to be paid by the Fund pursuant to such a plan.

         6. Compensation of the Adviser. For all services to be rendered and payments made as provided in paragraphs 3, 4 and 5 hereof, the Fund on behalf of the Portfolio will pay you on the last day of each month a fee equal to 1/12 of 0.975% of the average daily net assets of the Portfolio for such month. The "average daily net assets" of the Portfolio are defined as the average of the values placed on the net assets of the Portfolio as of the close of the New York Stock Exchange on each day on which the net asset value of the Portfolio is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Fund lawfully determines the value of the net assets of the Portfolio as of some other time on each business day, as of such time. The value of net assets shall be determined pursuant to the applicable provisions of the Declaration of Trust of the Fund. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this paragraph 6, the value of the net assets of the Portfolio as last determined shall be deemed to be the value of the net assets as of the close of the New York Stock Exchange, or as of such other time as the value of the net assets of the Portfolio may lawfully be determined, on that day. If the determination of the net asset value of the shares of the Portfolio has been suspended pursuant to the Declaration of Trust of the Fund for a period including such month, your compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Portfolio of the Fund as last determined (whether during or prior to such month). If the Fund determines the value of the net assets of the Portfolio more than once on any day, the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this paragraph 6. You may waive all or a portion of your fees provided for hereunder. In the event


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that others than you agree to assume expenses of the Fund by way of reimbursement or otherwise, you may as a matter of administrative convenience, but shall not be obligated to, advance to the Fund an amount representing all or a portion of the expenses so assumed. If you do advance such an amount to the Fund and you are not repaid after a reasonable time by the party whose obligation it is to assume such expense of the Fund, you shall be entitled to have the amount of such advance returned to you upon request.

         7. Avoidance of Inconsistent Position. In connection with purchases or sales of portfolio securities for the account of the Portfolio, neither you nor any of your managing directors, principals, directors, officers or employees will act as a principal or agent or receive any commission. You or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities for the Portfolio's account with brokers or dealers selected by you. In the selection of such brokers or dealers and the placing of such orders, you are directed at all times to seek for the Portfolio the most favorable execution and net price available. If any occasion should arise in which you give any advice to clients of yours concerning the shares of the Portfolio, you will act solely as investment counsel for such clients and not in any way on behalf of the Portfolio. Your services to the Portfolio pursuant to this Agreement are not to be deemed to be exclusive and it is understood that you may render investment advice, management and other services to others.

         8. Limitation of Liability of Adviser. You shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio in connection with the matters to which this Agreement relates except a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless disregard by you of your obligations and duties under this Agreement. Any person, even though also employed by you, who may be or become an employee of and paid by the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as your employee or agent.

         9. Duration and Termination of this Agreement. This Agreement shall remain in force with respect to the Portfolio until September 30, 1997, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not interested persons of you or of the Fund, cast in person at a meeting called for the purpose of voting on such approval and by a vote of the Trustees or of a majority of the outstanding voting securities of such Portfolios. This Agreement may, on 60 days' written notice, be terminated at any time without the payment of any penalty, by the Trustees, by vote of a majority of the outstanding voting securities of the Portfolio, or by you. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the 1940 Act, as modified by Rule 18f-2 under the 1940 Act, (particularly the definitions of "interested person," "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

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         10. Amendment of this Agreement. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective with respect to the Portfolio until approved by vote of the holders of a majority of the outstanding voting securities of such Portfolio and by the Trustees, including a majority of the Trustees who are not interested persons of you or of the Fund, cast in person at a meeting called for the purpose of voting on such approval.

         11. Miscellaneous. It is understood and expressly stipulated that neither the holders of shares of the Fund nor the Trustees shall be personally liable hereunder. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         The name "Scudder Variable Life Investment Fund" is the designation of the Trustees for the time being under a Declaration of Trust dated March 15, 1985 and all persons dealing with the Fund must look solely to the property of the appropriate Portfolio or Portfolios for the enforcement of any claims against the Fund as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund. No Portfolio of the Fund shall be liable for any claims against any other Portfolio of the Fund.

         If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the Fund, whereupon this letter shall become a binding contract.

                                          Yours very truly,

                                          SCUDDER VARIABLE LIFE
                                          INVESTMENT FUND



                                          By:  ----------------------------
                                               President


The foregoing Agreement is hereby accepted as of the date thereof.

                                          SCUDDER, STEVENS & CLARK, INC.


                                          By:  ----------------------------
                                               Managing Director




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